Exhibit 99.2

GAP INC. PLANS TO INCREASE DIVIDEND PER SHARE BY 78 PERCENT

ANNOUNCES ADDITIONAL $500 MILLION SHARE REPURCHASE PROGRAM

SAN FRANCISCO – February 23, 2006 – Gap Inc. (NYSE: GPS) plans to significantly increase its cash dividend per share by 78 percent in 2006 and the company’s board of directors has authorized an additional $500 million for its share repurchase program.

“This announcement reflects our confidence in the company’s ability to continue generating strong cash flow,” said Gap Inc. President and CEO Paul Pressler. “Looking ahead, we remain committed to delivering shareholder value through earnings growth and cash distributions.”

The company intends to significantly increase the annual dividend per share from $0.18 in fiscal year 2005 to $0.32 for its fiscal year 2006. The dividend is expected to be paid quarterly in April, July, October, and January.

As of February 23, 2006, the company had already successfully completed a $3 billion share repurchase program, repurchasing about 146 million shares since October 2004. With today’s announcement, the share repurchase program totals $3.5 billion.

Under the additional $500 million share repurchase program, shares may be repurchased over the next 24 months. The company expects to repurchase $250 million of this authorization within the first half of fiscal 2006. The company may repurchase shares of its common stock on the open market at times and prices considered appropriate by management. Repurchasing may take place through brokers and dealers or in privately negotiated transactions with nonaffiliated stockholders, and may be made under a Rule 10b5-1 plan.

Forward-Looking Statements

This press release contains forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements other than those that are purely historical are forward-looking statements. Words such as “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” and similar expressions also identify forward-looking statements. Forward-looking statements include statements regarding: (i) dividend amounts and timing in 2006; (ii) generating strong cash flow; (iii) delivering shareholder value through earnings growth and cash distributions; and (iv) share repurchases in the first half of fiscal 2006.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause the company’s actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, the following: the risk that the company will be unsuccessful in gauging fashion trends and changing consumer preferences; the highly competitive nature of the company’s business in the U.S. and internationally and its dependence on consumer spending patterns, which are influenced by numerous other factors; the risk that comparable store sales and margins will experience fluctuations; the risk that the company will be unsuccessful in implementing its strategic and operating initiatives; the risk that adverse changes in the company’s credit ratings may have a negative impact on its financing costs and structure in future periods; the risk that trade matters, events causing disruptions in product shipments from China and other foreign countries, or IT systems changes may disrupt the company’s supply chain or operations; and the risk that the company will not be successful in defending various proceedings, lawsuits, disputes, claims, and audits; any of which could impact net sales, costs and expenses, and/or planned strategies. Additional information regarding factors that could cause results to differ can be found in the company’s Annual Report on Form 10-K for the fiscal year ended January 29, 2005. Readers should also consult the company’s Quarterly Report on Form 10-Q for the quarter ended October 29, 2005.

Future economic and industry trends that could potentially impact net sales and profitability are difficult to predict. These forward-looking statements are based on information as of February 23, 2006 and the company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

Investor Relations:	Media Relations:
Mark Webb	Kris Marubio
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